As filed with the Securities and Exchange Commission on November 14, 2011

Registration No. -

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NISKA GAS STORAGE PARTNERS LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1855740
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 2500

Houston, TX 77002

(281) 404-1890

(Address of Principal Executive Offices, Including Zip Code)

NISKA GAS STORAGE PARTNERS LLC 2010 LONG TERM INCENTIVE PLAN

(Full Title of the Plan)

Jason A. Dubchak

1001 Fannin Street, Suite 2500

Houston, TX 77002

(281) 404-1890

(Name, Address and Telephone Number of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Units, representing limited liability company interests	3,718,521 units	$10.08	$37,482,692	$4,296

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers additional Common Units issuable under the Niska Gas Storage Partners LLC 2010 Long Term Incentive Plan set forth herein that become issuable under the plan by reason of the plan’s anti-dilution provisions.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933.  The price per unit and aggregate offering prices for the units registered hereby are calculated on the basis of $10.08, which is the average of the high and low sales prices of the Common Units on the New York Stock Exchange on November 10, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Niska Gas Storage Partners LLC (the “Registrant” or “Company”) will send or give to all participants in the Niska Gas Storage Partners LLC 2010 Long Term Incentive Plan the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)                                  The Company’s Annual Report on Form 10-K, filed with the Commission on June 15, 2011, for the fiscal year ended March 31, 2011.

(b)                                 The Company’s Quarterly Reports on Form 10-Q, filed with the Commission on August 12, 2011, for the fiscal quarter ended June 30, 2011 and filed with the Commission on November 7, 2011, for the fiscal quarter ended September 30, 2011.

(c)                                  The Company’s Current Reports on Form 8-K, filed with the Commission on May 16, 2011; June 10, 2011; and August 24, 2011.

(d)                                 All other reports filed by the Company with the Commission since March 31, 2011, pursuant to Section 13(a) or 15(d) of the Exchange Act.

(e)                                  The description of the Company’s Common Units contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on May 5, 2010 (including any amendments or reports filed for the purpose of updating such description).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Under The First Amended and Restated Operating Agreement of the Company (the “Operating Agreement”), the Company must indemnify its managing member (the “manager”) and its and the manager’s officers and directors to the fullest extent permitted by law, against liabilities, costs and expenses incurred by the manager or these other persons. The Company must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. The Company also must provide this indemnification for criminal proceedings unless the manager or these other persons acted with knowledge that their conduct was unlawful. Thus, the manager or these other persons could be indemnified for its negligent or grossly negligent acts if they meet the requirements set forth above. Any provision that includes indemnification for liabilities arising under the Securities Act is, according to the Commission, contrary to public policy and therefore unenforceable.

Specifically, the Company will indemnify the following persons, in most circumstances, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•        the manager;

•        any departing manager of the Company;

•        any person who is or was a director, officer, fiduciary, trustee, manager or managing member of the Company or any of the Company’s subsidiaries, the manager or any departing manager;

•        any person who is or was serving as a director, officer, fiduciary, trustee, manager or managing member of another person owing a fiduciary duty to the Company or any of the Company’s subsidiaries at the request of the manager or any departing manager of the Company;

•        any person who controls the manager; or

•        any person designated by the Company’s board of directors.

Any indemnification under the provisions of the Operating Agreement will only be out of the Company’s assets. Unless it otherwise agrees, the manager will not be personally liable for, or have any obligation to contribute or loan funds or assets to the Company to enable the Company to effectuate, indemnification. The Company may purchase and maintain insurance on behalf of various managers or affiliates against any liability that may be asserted against, or expense that may be incurred by, such person in connection with the Company’s activities or such person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of the Operating Agreement.

Subject to any terms, conditions or restrictions set forth in an operating agreement or limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or other persons from and against all claims and demands whatsoever.

The Company currently has and expects to maintain standard policies of insurance that provide coverage to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.

Reference is made to Item 9 for the Company’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1

First Amended and Restated Operating Agreement of Niska Gas Storage Partners LLC, dated May 17, 2010 (incorporated by reference to exhibit 3.1 of the Company’s Current Report on Form 8-K filed on May 19, 2010).

4.2	Niska Gas Storage Partners LLC 2010 Long Term Incentive Plan (incorporated by reference to exhibit 10.1 of the Company’s Current Report on Form 8-K filed on May 19, 2010).

4.3

Registration Rights Agreement between Niska Gas Storage Partners LLC and Niska Sponsor Holdings Coöperatief U.A., dated May 17, 2010 (incorporated by reference to exhibit 10.2 of the Company’s Current Report on Form 8-K filed on May 19, 2010).

4.4

Amendment No. 1 to Registration Rights Agreement made as of August 24, 2011, by and between Niska Gas Storage Partners LLC and Niska Sponsor Holdings Coöperatief U.A. (incorporated by reference to exhibit 4.1 of the Company’s Current Report on Form 8-K filed on August 24, 2011).

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

Item 9.    Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

1.                                       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.                                       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and agrees to be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on November 14, 2011.

NISKA GAS STORAGE PARTNERS LLC

By:	/s/ Simon Dupéré
Simon Dupéré
Interim President and Chief Executive Officer
and Chief Operating Officer
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason A. Dubchak and Darin T. Olson, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Simon Dupéré	Interim President and Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)
Simon Dupéré		November 14, 2011

/s/ David F. Pope
David F. Pope	Director	November 14, 2011

/s/ Vance E. Powers	Chief Financial Officer
Vance E. Powers	(Principal Financial and Accounting Officer)	November 14, 2011

/s/ Deborah M. Fretz
Deborah M. Fretz	Director	November 14, 2011

/s/ James G. Jackson
James G. Jackson	Director	November 14, 2011

/s/ E. Bartow Jones
E. Bartow Jones	Director	November 14, 2011

/s/ Stephen C. Muther
Stephen C. Muther	Director	November 14, 2011

/s/ George A. O’Brien
George A. O’Brien	Director	November 14, 2011

/s/ William H. Shea, Jr.
William H. Shea, Jr.	Director	November 14, 2011

/s/ Andrew W. Ward
Andrew W. Ward	Director	November 14, 2011

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1

First Amended and Restated Operating Agreement of Niska Gas Storage Partners LLC, dated May 17, 2010 (incorporated by reference to exhibit 3.1 of the Company’s Current Report on Form 8-K filed on May 19, 2010).

4.2	Niska Gas Storage Partners LLC 2010 Long Term Incentive Plan (incorporated by reference to exhibit 10.1 of the Company’s Current Report on Form 8-K filed on May 19, 2010).

4.3

Registration Rights Agreement between Niska Gas Storage Partners LLC and Niska Sponsor Holdings Coöperatief U.A., dated May 17, 2010 (incorporated by reference to exhibit 10.2 of the Company’s Current Report on Form 8-K filed on May 19, 2010).

4.4

Amendment No. 1 to Registration Rights Agreement made as of August 24, 2011, by and between Niska Gas Storage Partners LLC and Niska Sponsor Holdings Coöperatief U.A. (incorporated by reference to exhibit 4.1 of the Company’s Current Report on Form 8-K filed on August 24, 2011).

*5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

*23.1	Consent of KPMG LLP.

*23.2	Consent of KPMG LLP.

*23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

*24.1	Power of Attorney (contained on signature page).

*filed herewith